Exhibit 10.24

Investment Agreement

          This INVESTMENT AGREEMENT (the “Agreement”), dated as of August 5, 2011, is entered into by and between:

Party A: Tsingda Century Investment Consultant of Education Co., Ltd. (Beijing)

Party B: Guozhen Zhou

          Subject to the terms and conditions set forth in this Agreement, the parties hereto agree with the followings referring to Asian Outstanding Students Admissions Union Ltd (AOSA), which has registered in British Columbia BC since 2011.

I. Joint Venture and Shareholding Structure

          AOSA, based on North America region, is an education service company, which provides government and education resources for Asian preschool, primary school, junior and senior high school students. Its target market is mainly in China, as well as other Asian countries and North America, such as Korea, Japan and so on. Its targets are forming core competitiveness by its capability in short term, supplying completed and warranted service, avoiding cutthroat competition with competitors in the same industry, building its brand in good faith, dominating market by its advantages and promoting market with strong marketing theories.

1.	The total investment amount is US$5,500,000.

2.	Party A shall pay US$3,000,000 for investing for 55% of share equity of AOSA. Party B shall pay US$2,500,000 for investing for 45% of share equity of AOSA.

3.	Signature qualification of the parties. The contractor of Party A is its legal representative or authorized agent; the one of Party B is itself or authorized agent.

4.	When it comes to new investment funds, the parties’ share proportions dilute proportionally according to the proportion of capital contribution.

II. Capital Expenditure Plan of the Two Parties

1.	Allocation of US$5,500,000

No.	Items	Expenses (US$)

1	Establishment of cross-national level experts team and teachers recruitment for varied subjects	200,000
2	Student recruitment and promotional expenses for AOSA	300,000
3	Software and IT infrastructure development expenses	200,000
4	Multi-language website development and registration expenses	100,000
5	ESL 1-5 English language tutoring and testing system development	300,000
6	Professional and talent courses development for High school international students	500,000
7	Fund supporting	100,000
8	High-end, completed and international business model	200,000
9	Scholarship fund	100,000
10	Pan-Asia regional operation centers establishment	500,000
11	Establishment fund for international school	1,000,000
12	The operating expense for the Beijing Office of AOSA project	400,000
13	Courses development and research	1,100,000
14	The operating expense for AOSA project	500,000
	Total	5,500,000

2.	Payment

          After the signature of this Agreement, the parties shall contribute the respective investment fund according to the schedule stated below:

          Initial phase: the total amount is US$2,500,000. Party A shall pay US$1,350,000 and Party B US$1,150,000 respectively.

          The second phase: the total amount is US$2,000,000. Party A shall pay US$1,100,000 and Party B US$900,000 respectively.

          The last phase: the total amount is US$1,000,000. Party A shall pay US$550,000 and Party B US$450,000 respectively.

III. Fund Supervision and Disbursement

1.

Subject to the terms and conditions hereof, Party A and Party B shall pay the respective investment funds to the designated account. The funds shall be used for specific purpose, and each disbursement shall be reported to the board of directors and put on records. Provided the details of how to use the disbursement, the payment may be made.

3.1.1 The fund shall be used within the amount provided by the table in Article II of this Agreement and in accordance with the financial policies.

3.1.2 The domestic office of AOSA shall locate in headquarter of Party A. The office fee and administrative expenses shall be charged from the revenue of this project.

3.1.3 AOSA shall set up and maintain the employee records in accordance with the local law and practical operation.

3.1.4 The salary of employees of AOSA outside China shall be paid in accordance with certain standard, and the name list and job description of its employees, and the salary calculation method shall be provided.

3.1.5 Regular fund management: the specific fund management model shall refer to the financial management method of Party A.

IV. Appointment for Board of Directors and Officers

1.	Party A and Party B agree to select 5 directors for the board. Party A shall appoint 3 directors of them and Party B appoint 2. Mr. Zhang shall be appointed as the chairman of the board.

2.

Mr. Guozhen Zhou of Party B shall be appointed as Executive Officer of this project and in charge of the international business and stuff employment, while the employment of cashier and accountant shall be permitted by Party A in advance.

3.	The Chief Financial Officer of AOSA shall be appointed by Party A.

V. Principle of Piercing the Corporate Veil

          Despite Party A is legally the controlling shareholder of AOSA, it is difficult for Party A to control its operation in consideration of AOSA is a Canadian company. Party B warrants the Principle of Piercing the Corporate Veil shall be applicable in case that AOSA will infringe on shareholders’ rights of Party A. In the litigation that Party A is the defendant because of AOSA, Party B shall be named joint defendants. If AOSA assume compensation liability by the court, Party B shall bear the unlimited joint and several liabilities.

VI. Responsibilities and Breach of the Contract

1.	Party B shall take full responsibility for the authenticity and validity of AOSA.

2.	Party B shall take full responsibility for the authenticity of project development.

3.	Party B shall take full responsibility for any infringement disputes of AOSA’s experts.

4.	Party B shall take full responsibility for the employment of relevant teaching team.

5.	Party B shall take full responsibility for the acceptance of Canadian education authorities to the course credits students get after taking the exam for online learning courses.

6.

Any dispute caused by the above terms shall be solved by Party B. If such dispute cannot be solved by Party B, Party B shall return all the investment fund of Party A and compensate for all the financial loss caused by such dispute.

7.	Party A and all relevant organizations shall not use the materials of AOSA for other purpose without permission.

8.

Any party hereof breach of this contract, the default party shall compensate 20% of the amount of this contract to the non-defaulting party. The non-defaulting party has the right to terminate this contract unilaterally.

9.	Any party that cannot pay the investment funds in accordance with the payment schedule shall return the investment funds.

VII. Dispute Resolution

          During the performance of this Agreement and operation of AOSA, any dispute shall be resolved by judicial means, govern by the court and based on the laws of PRC.

VIII. Miscellaneous

1.	This Agreement shall be executed in 6 originals; each Party shall receive 3 signed originals.

2.	Each original of this agreement shall be legal empowered.

3.	Exclusive agreement. After the signature date of this Agreement, the parties cannot engage in same agreement with a third party.

4.	Effective date of this Agreement commences at the signature date of this Agreement. The cooperative project shall be conducted according to this Agreement.

[Signature Page]

Party A: Tsingda Century Investment Consultant of Education Co., Ltd

Signature:

Name: Hui Zhang

Date: August 5, 2011

Place: Beijing, China

Party B: Guozhen Zhou

Signature:

Name: Guozhen Zhou

Date: August 5, 2011

Place: Beijing, China